                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
Chancellor Broadcasting Company:

As independent public accountants, we hereby consent to the use of our report dated March 31, 1997, in this Form 8-K of Chancellor Broadcasting Company dated June 4, 1997 and to the incorporation by reference of our report in the Registration Statement on Form S-8 (No. 333-26123) of Chancellor Broadcasting Company. It should be noted that we have not audited any financial statements of the Colfax Communications, Inc. Radio Group subsequent to December 31, 1996 or performed any audit procedures subsequent to the date of our report.

                                            /s/  Arthur Andersen LLP

Washington, D.C.
June 3, 1997